UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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The Standard Register Company

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P.O. Box 1167 ● Dayton, OH 45401
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF THE STANDARD REGISTER COMPANY
To All Shareholders:
      The annual meeting of shareholders of The Standard Register Company, an Ohio corporation, will be held at our corporate headquarters located at 600 Albany Street, Dayton, Ohio 45408, on Thursday, April 27, 2006, at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:
      (1) To set the number of directors at eight and to elect a board of directors;
      (2) To transact such other business as may properly come before the annual meeting.
      The board of directors has fixed the close of business on February 27, 2006, as the record date for determining the shareholders of Standard Register entitled to vote at the annual meeting.
      A copy of Standard Register’s annual report for its fiscal year ended January 1, 2006, is enclosed. Although it is not a part of the official proxy soliciting material, we want each shareholder to have a copy of the annual report. If you have not received a copy of the annual report, please call us at 937.221.1506.

Kathryn A. Lamme
Vice President, General Counsel
& Secretary
Dayton, Ohio
March 21, 2006

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE YOUR SHARES AS DESCRIBED ON YOUR PROXY CARD.

THE STANDARD REGISTER COMPANY

PROXY STATEMENT
FOR
ANNUAL MEETING
OF
SHAREHOLDERS

PRINCIPAL EXECUTIVE OFFICES:
600 Albany Street
Dayton, Ohio 45408
(937) 221-1000
Mailing Date: March 21, 2006

We are mailing this proxy statement along with the notice of annual meeting of shareholders of The Standard Register Company, to all holders of our stock as of February 27, 2006, which is the record date for the annual meeting. We had outstanding, on the record date, 24,111,494 shares of common stock (each share having one vote) and 4,725,000 shares of class A stock (each share having five votes). Shareholders as of the close of business on the record date are entitled to receive notice of and to vote at the annual meeting. The annual meeting will be held at our corporate headquarters, 600 Albany Street, Dayton, Ohio 45408, on Thursday, April 27, 2006, at 11:00 a.m. The proxies are solicited on behalf of our board of directors.
At the annual meeting, the shareholders will: (1) set the number of directors at eight and elect a board of directors; and (2) transact such other business as may properly come before the annual meeting.
VOTING YOUR SHARES
Standard Register offers electronic delivery of proxy materials and voting over the Internet to most shareholders. The enclosed proxy card describes how you may vote electronically, and register to receive future shareholder communications electronically. You may also vote by completing the proxy card and mailing it in the envelope provided.
All shareholder votes, properly cast in person or by proxy, and not revoked, will be counted in voting on the proposals at the annual meeting or any adjournment of the annual meeting. Your proxy will be voted in accordance with your instructions. If you do not specify how you wish your shares to be voted, they will be voted as recommended by the board of directors. Your proxy includes the authority to vote shares cumulatively for the election of directors. Cumulative voting is explained in the section dealing with Proposal 1. Your proxy also includes the authority for the persons serving as proxies to use their best judgment to vote on any other matters that may be properly presented at the annual meeting, including, among other things, a motion to adjourn the meeting to a future time.
You may revoke your proxy at any time before its exercise, in two ways: (1) by timely delivery to us of a later-dated proxy, or (2) by notifying us of your revocation of proxy either in writing or in person at the annual meeting. Your presence at the meeting will not, by itself, serve to revoke your proxy.

PROPOSALS
PROPOSAL 1: Election of Directors
   The board of directors is currently set at eight, and the board recommends maintaining that number of directors.
   The eight persons named in this section are nominated by the board of directors to be elected as directors and to serve until either the next annual election or until their successors are elected and qualified.
   The board of directors does not expect that any of the nominees will be unavailable for election. However, if any of them is unavailable, the persons voting your proxy will use their best judgment to vote for substitute nominees.
   Cumulative voting is permitted by the laws of Ohio in voting for the election of directors. In the event a shareholder wishes to vote his or her shares cumulatively, the shareholder must give notice in writing to the President, a Vice President or Secretary of Standard Register not less than 48 hours before the time scheduled for the annual meeting. Once any shareholder has given notice of intent to vote cumulatively, then all shareholders present at the annual meeting and the persons voting the proxies shall have full discretion and authority to cumulate the voting power they possess. This means they can give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as they determine in their judgment.
   Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.
   The board of directors recommends that you vote FOR setting the number of directors at eight and FOR each of the following named nominees to serve as directors of Standard Register:
Nominees
   All nominees recommended by the board of directors for election were previously elected as directors by the shareholders. Information concerning each nominee follows:

		Served As
Name	Age	Director Since

Roy W. Begley, Jr.*	50	1994
Since March 2003, Mr. Begley has been Senior Vice President and Investment Officer with McDonald Financial Group, formerly known as Victory Capital Management, Inc., a wholly owned subsidiary of KeyCorp. From July 1999 to March 2003, he served as Vice President and Investment Officer with McDonald Financial Group. From September 1995 to July 1999, he was Assistant Vice President and Investment Officer with Key Trust Co. of Ohio, N.A. He is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee of the board of directors.
F. David Clarke, III	49	1992
Mr. Clarke has been Chairman of the board of directors of Clarke-Hook Corporation since December 1990. He is Chairman of the Compensation Committee and a member of the Audit and Executive Committees of the board of directors.
Paul H. Granzow	78	1966
Mr. Granzow has been Chairman of the board of directors of Standard Register since January 1984. He is a co-trustee of the John Q. Sherman Trusts. See the section dealing with “Voting Securities and Principal Holders.” He is also Chairman of the Executive Committee of the board of directors.
Sherrill W. Hudson	62	2002
Mr. Hudson has been Chairman and Chief Executive Officer of TECO Energy, Inc., an integrated energy provider, since July 2004. He retired from Deloitte & Touche, LLP, in August 2002, after 37 years of service. The last 19 years with Deloitte were spent in Miami, Florida, as Managing Partner for South Florida, which included oversight responsibility for Deloitte’s Florida and Puerto Rico offices for most of that time. Mr. Hudson is a director of TECO Energy, Inc., Publix Super Markets, Inc., and A. Duda & Sons, Inc. He is Chairman of the Audit Committee and a member of the Compensation Committee of the board of directors.
Dennis L. Rediker	62	1995
Mr. Rediker has been President and Chief Executive Officer of Standard Register since June 2000. From May 1999 to April 2000, he was Chief Executive Officer of the Imerys Pigments and Additives Operating Group. From 1996 until 1999, he was Chief Executive Officer and director of English China Clays, plc. Mr. Rediker has served as a director of Martin Marietta Materials, Inc., since September 2003, and currently serves on their Finance and Ethics, and Health and Safety Committees. Mr. Rediker is a member of Standard Register’s Executive Committee.

		Served As
Name	Age	Director Since

Ann Scavullo	59	1996
Ms. Scavullo has been a principal in Churchill Investor Services since January 1999. She was formerly an executive at Avon Products, Inc., serving as Vice President of Strategic Alliances and Joint Ventures from 1995 until 1999, and Vice President of Investor Relations from 1991 until 1995. She is a member of the Audit, Compensation and Corporate Governance and Nominating Committees of the board of directors.
John J. Schiff, Jr.	62	1982
Mr. Schiff has been Chairman and Chief Executive Officer of The Cincinnati Insurance Company and Cincinnati Financial Corporation since 1999. From 1998 until 1999, he was Chairman of the board of directors and Chief Operating Officer of The Cincinnati Insurance Company and Cincinnati Financial Corporation. He is a director of The Cinergy Corp., Fifth Third Bancorp, The Fifth Third Bank, Cincinnati Bengals, Inc., and John J. and Thomas R. Schiff & Co., Inc., an insurance agency. He is a member of the Audit Committee of the board of directors.
John Q. Sherman, II*	52	1994
Mr. Sherman has been a manufacturer’s representative for A. Rifkin Company, Wilkes-Barre, Pennsylvania, since 1985. A. Rifkin Company is a manufacturer of specialty security packaging. He is a member of the Compensation and the Corporate Governance and Nominating Committees of the board of directors, and is the Presiding Director of meetings of non-management directors.

*	Roy W. Begley, Jr., and John Q. Sherman, II, are first cousins.

   The board of directors met six times in 2005. All directors attended at least 75 percent of the meetings of the board of directors and of the committees on which they served.
   The Executive Committee has the authority to act on behalf of the board of directors during the time between meetings, in all matters except for filling vacancies on the board of directors or any of its committees. The Executive Committee did not meet in 2005. Mr. Granzow is Chairman of the Executive Committee and Messrs. Clarke and Rediker are the other members.
   Other board committees, Audit, Compensation and Corporate Governance and Nominating, are described in their respective reports appearing in later sections of this proxy statement.
Board of Directors Compensation
   Members of the board of directors who are not Standard Register officers receive an annual fee of $25,000 for serving on the board of directors, and $1,000 for each board of directors meeting attended.
   Members of the Compensation and Corporate Governance and Nominating Committees receive an annual retainer fee of $5,500, and a per-meeting fee of $750 for serving on those committees. The annual retainer fee for members of the Audit Committee is $7,500, and the per-meeting fee is $1,000. Executive Committee members receive no annual retainer but are paid $1,000 per meeting attended. The chairmen of the Audit, Compensation and Corporate Governance and Nominating Committees receive an additional annual fee of $3,000.
   Directors are paid $750 for each half-day of board-related work outside of regular board or committee meetings, such as for additional information meetings, site visits, and the like. Non-officer directors were granted 4,000 options to purchase shares of company common stock in February 2003. These options have vested.
   Officer members of the board of directors do not receive any fees for serving as members of the board or as members of any committees of the board of directors.
   We have a supplemental retirement benefit agreement with Paul H. Granzow. This agreement provides that Standard Register will supplement his Stanreco Retirement Plan benefits to ensure that he will receive annual retirement benefits equal to the greater of $150,000 or 50% of the average annual compensation paid to him in the last five years before his employment terminates.

VOTING SECURITIES AND PRINCIPAL HOLDERS
Owners of More than 5% of the Common and Class A Stock of Standard Register
   This table gives information regarding all of the persons known by us to own, in their name or beneficially, 5% or more of the outstanding class A stock and common stock of Standard Register as of January 1, 2006.

Name and				Percent of
Address of				Combined
Beneficial		Number	Percent	Voting
Owners	Class	of Shares	of Class	Power

Paul H. Granzow and	Class A	2,516,856	53.27	38.54
James L. Sherman	Common	5,810,508	24.10
Trustees(1)
600 Albany Street
Dayton, Ohio 45408
Mary C. Nushawg(2)	Class A	359,551	7.61	5.53
600 Albany Street	Common	842,996	3.50
Dayton, Ohio 45408
James L. Sherman(2)	Class A	359,551	7.61	5.67
600 Albany Street	Common	909,795	3.77
Dayton, Ohio 45408
Patricia L. Begley(2)	Class A	359,550	7.61	5.51
600 Albany Street	Common	830,073	3.44
Dayton, Ohio 45408
The Fifth Third Bank(3),	Class A	1,081,392	22.89	16.76
Trustee	Common	2,595,312	10.76
Cincinnati, Ohio 45202
The Fifth Third Bank(4),	Class A	1,071,624	22.68	16.61
Trustee	Common	2,571,912	10.67
Cincinnati, Ohio 45202

(1)	John Q. Sherman, deceased, a founder of Standard Register, set up a trust in his will for the benefit of his family. The current trustees of that trust are Paul H. Granzow and James L. Sherman. The trust holds voting securities, including the shares of class A and common stock of Standard Register listed in this table, in separate, equal trusts for John Q. Sherman’s three surviving children, and for the heirs of his deceased children. Each child or heir is a life beneficiary of his or her respective trust. The trustees share voting and investment power for the securities in the trusts. The will of John Q. Sherman requires the trustees to give each beneficiary who is a child of John Q. Sherman, upon his or her request, a proxy allowing the beneficiary to vote the shares held in his or her respective trust.

(2)	Each of these individuals is a child of John Q. Sherman, deceased. None of them owns in his or her own name more than 5% of the outstanding voting securities of Standard Register; however, each has the right, upon his or her request, to vote the shares of Standard Register stock held in his or her respective trust created under the will of John Q. Sherman, deceased.

(3)	William C. Sherman, deceased, also a founder of Standard Register, set up a trust in his will which provides for the payment of net income for life to Helen Margaret Hook Clarke, his niece. The trustee, The Fifth Third Bank, has the sole voting and investment power for the voting securities in this trust.

(4)	William C. Sherman, during his lifetime, created a trust agreement dated December 29, 1939, which provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman. The Fifth Third Bank has the sole voting and investment power for the voting securities in this trust.

Security Ownership of Directors and Executive Officers
   Each director and currently employed executive officer listed in the Summary Compensation Table and all directors and executive officers as a group own, in their own name or beneficially, class A stock and common stock of Standard Register on January 1, 2006, as follows:

				Percent of
				Combined
		Number	Percent	Voting
Beneficial Owners	Class	of Shares	of Class	Power

Roy W. Begley, Jr.(1)	Common	8,328	.035	.017
Director
Donna L. Beladi	Common	69,222	.287	.145
Vice President,
Chief Strategy Officer
Craig J. Brown (2)(3)	Common	253,028	1.050	.530
Sr. Vice President,
Treasurer & Chief Financial Officer
F. David Clarke, III(2)(4)	Common	15,889	.066
Director	Class A	5,096	.108	.087
Robert J. Crescenzi(2)	Common	12,554	.052	.026
Vice President,
Business Excellence
Paul H. Granzow(2)(5)	Common	84,563	.351	.177
Director & Chairman of Board
Sherrill W. Hudson(2)(7)	Common	6,000	.025	.013
Director
Kathryn A. Lamme(2)	Common	81,087	.336	.170
Vice President, General Counsel & Secretary
Joseph P. Morgan, Jr.(2)	Common	76,417	.317	.160
Vice President, Chief Technology Officer
Dennis L. Rediker(2)(6)	Common	294,913	1.223	.618
Director, President & Chief Executive Officer
Ann Scavullo(2)	Common	8,480	.035	.018
Director
John J. Schiff, Jr.(2)	Common	67,700	.281	.142
Director
John Q. Sherman, II(2)	Common	15,111	.063	.032
Director
All current executive officers and	Common	993,293	4.120	2.081
directors as a group	Class A	5,096	.108	.053
(13 persons)(2)

(1)	Margaret Begley, the wife of Roy W. Begley, Jr., owns 140 shares of common stock, as to which Mr. Begley disclaims beneficial ownership. Mrs. Begley is also the trustee of 600 shares of common stock for the benefit of their children, Lauren A. Begley and Kathleen A. Begley, as to which Mr. Begley disclaims beneficial ownership.

(2)	Includes the following options to purchase Standard Register common stock exercisable before April 28, 2006: Roy W. Begley, Jr.-4,000 shares; Donna L. Beladi-53,290 shares; Craig J. Brown-204,640 shares; F. David Clarke, III-4,000 shares; Robert J. Crescenzi-0 shares; Paul H. Granzow-35,000 shares; Sherrill W. Hudson-4,000 shares; Kathryn A. Lamme-48,200 shares: Joseph P. Morgan-47,825 shares; Dennis L. Rediker-77,895 shares; Ann Scavullo-4,000 shares; John Q. Sherman, II-4,000 shares; John J. Schiff, Jr.-4,000 shares; and all executive officers and directors as a group-490,850 shares.

(3)	Rebecca H. Appenzeller, the wife of Craig J. Brown, owns 10,500 shares of Standard Register common stock. Mr. Brown disclaims beneficial ownership of these shares. Todd J. Brown, a child of Craig J. Brown, owns 50 shares of Standard Register common stock. Craig J. Brown also disclaims beneficial ownership of these shares.

(4)	F. David Clarke, III, and his wife, Loretta M. Clarke, own as joint tenants 6,776 shares of Standard Register common stock, which is accounted for in the total noted.

(5)	Paul H. Granzow (along with James L. Sherman) is a trustee under the Will of John Q. Sherman. The trustees have the power to vote shares held in the separate trusts in the event that the beneficiaries of the trusts eligible to vote the shares in their trust do not desire to exercise that right. The John Q. Sherman Trusts own 2,516,856 shares of class A stock and 5,810,508 shares of common stock which in the aggregate represents 38.54% of the outstanding votes of the Company. The trustees share the investment power with respect to class A and common stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in these trusts. Lana T. Granzow, the wife of Paul H. Granzow, owns 3,659.38 shares of Standard Register common stock. Mr. Granzow disclaims beneficial ownership of these shares.

(6)	Sharon A. Rediker, the wife of Dennis L. Rediker, owns 581 shares of common stock, as to which Mr. Rediker disclaims beneficial ownership. Mrs. Rediker is also the custodian of 780 shares of common stock for the benefit of her grandchildren, as to which Mr. Rediker disclaims beneficial ownership.

(7)	These shares are held jointly with Mr. Hudson’s wife, Mary Ann Hudson.
Section 16(a) Beneficial Ownership Reporting Compliance
   Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of 10% or more of our common stock to report certain transactions in the common stock to the Securities and Exchange Commission. Based on our records, we believe all Securities and Exchange Commission filings with respect to directors, executive officers and holders of 10% or more of our common stock have been made in a timely manner.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation Awards

				Restricted	Securities
		Annual Compensation		Stock	Underlying	All Other
				Award	Options	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	(#)	($)(3)

Dennis L. Rediker	2005	700,000	195,300	865,896	44,100	10,500
President &	2004	700,000	0	0	0	6,150
Chief Executive Officer	2003	700,000	0	352,000	50,000	3,500
Craig J. Brown	2005	280,500	52,173	327,000	16,700	1,260
Sr. Vice President, Treasurer	2004	280,288	0	0	18,590	1,026
& Chief Financial Officer	2003	275,000	0	164,407	39,375	1,200
Joseph P. Morgan, Jr.	2005	260,100	48,379	214,512	10,900	9,754
Vice President,	2004	259,515	6,000	0	17,050	5,513
Chief Technology Officer	2003	250,000	0	107,373	28,050	4,980
Kathryn A. Lamme	2005	250,000	46,500	289,068	14,800	635
Vice President,	2004	227,246	6,000	0	10,000	575
General Counsel & Secretary	2003	220,000	0	64,160	13,500	671
Donna L. Beladi	2005	200,000	37,200	164,808	8,400	846
Vice President,	2004	182,565	6,000	0	7,190	736
Chief Strategy Officer	2003	170,000	0	60,813	11,250	784
Robert J. Crescenzi(4)	2005	200,000	0	74,556	3,800	25,667
Vice President,	2004	200,000	6,000	0	8,130	4,978
Business Excellence	2003	200,000	0	65,853	14,625	6,000

(1)	Each year’s amounts include cash and/or stock incentives earned by the officers in that year but paid in the following year.

(2)	The amount recorded for 2003 is the value of two stock grants made under the 2002 Equity Incentive Plan. The first of these 2003 grants, made in February 2003, vests ratably over four years commencing on the first anniversary of date of grant. Grants to executive officers in February 2003 were: Mr. Brown-2,917 shares; Mr. Morgan-1,834 shares; Ms. Lamme-1,000 shares; Ms. Beladi-834 shares; and Mr. Crescenzi-1,084 shares. The second 2003 grants, made in August 2003, vest on the third anniversary of the grant date, but are subject to a performance accelerator. Grants in August 2003 to executive officers were: Mr. Rediker-20,000 shares; Mr. Brown-6,000 shares; Mr. Morgan-4,000 shares; Ms. Lamme-2,500 shares; Ms. Beladi-2,500 shares; and Mr. Crescenzi-2,500 shares. Grants made to executive officers in 2005 were Performance Restricted Shares. Vesting of these shares is conditioned upon attainment of specified performance target by the end of 2007. Grants in 2005 to executive officers were: Mr. Rediker-66,200 shares; Mr. Brown-25,000 shares; Mr. Morgan-16,400 shares; Ms. Lamme-22,100 shares; Ms. Beladi-12,600 shares; and Mr. Crescenzi-5,700 shares. See the Compensation Committee Report section further describing these incentives. The aggregate restricted stock holding for each named executive officer, valued as of January 1, 2006 is: Mr. Rediker-$1,362,822; Mr. Brown-$536,212; Mr. Morgan-$348,863; Ms. Lamme-$403,408; Ms. Beladi-$251,885; and Mr. Crescenzi-$146,764. Dividends paid to executive officers in 2005 with respect to their grants of restricted stock are as follows: Mr. Rediker-$82,229; Mr. Brown-$25,453; Mr. Morgan-$19,289; Ms. Lamme-$18,391; Ms. Beladi-$11,750; and Mr. Crescenzi-$7,229.

(3)	The amounts in this column for Messrs. Rediker, Brown, Morgan, Crescenzi, Ms. Lamme and Ms. Beladi are the matching contributions paid by the Company to The Standard Register Employees Savings Plan. The Savings Plan has two formulas for determining the percentage match from the Company. The original formula provides that for the first 6% of the participant’s compensation deferred into the Savings Plan, the Company will match ten cents on the dollar. The original formula is used in connection with the traditional retirement plan benefit formula, described in the section “Retirement Plans.” Mr. Brown, Ms. Lamme, and Ms. Beladi are covered by the original formula. Messrs. Rediker, Morgan and Crescenzi are covered by the second formula applicable to all employees joining the Company after January 1, 2000. From 2000 to December 2004, the second formula matched fifty cents of the dollar for the first 6% of the participant’s compensation deferred into the Savings Plan. Starting in January 2005, with the freezing of the second pension formula, the match for employees hired after January 1, 2000, was raised to seventy-five cents on the dollar for the first 6% deferred into the Savings Plan. Employee compensation deferrals to the Savings Plan are fully vested. The matching contribution vests after five years of service with Standard Register.

(4)	Mr. Crescenzi resigned from the company effective December 31, 2005. The amount in the “All Other Compensation” column for Mr. Crescenzi for 2005 includes $16,667, the value accrued at December 31, 2005, for separation pay pursuant to agreement with Mr. Crescenzi. In addition, the company has entered into a Consulting Agreement with Mr. Crescenzi, dated January 1, 2006, whereby the company will pay Mr. Crescenzi a total of $150,000 for consulting services through October 31, 2006. In the event the Consulting Agreement is terminated without cause by either party prior to October 31, 2006, the company will pay Mr. Crescenzi the remaining balance of the $150,000.
Named Executive Officers
   This section provides information concerning each of the executive officers named in the Summary Compensation Table with the exception of Mr. Rediker, who is a nominee for director. Similar information regarding Mr. Rediker may be found in the section dealing with Proposal 1.

		Served As
Name	Age	Officer Since

Craig J. Brown	56	1987
Mr. Brown has been Senior Vice President, Treasurer & Chief Financial Officer since March 1995. From January 1993 until March 1995, he was Vice President-Finance, Treasurer and Chief Financial Officer. Prior to January 1993, he served Standard Register in various executive and financial positions.
Joseph P. Morgan, Jr.	46	2003
Mr. Morgan has been Vice President, Chief Technology Officer & General Manager, On Demand Solutions, since December 2005. From January 2003 to December 2005, he served as Vice President, Chief Technology Officer. He was President and Chief Executive Officer of SMARTworks, LLC, a wholly owned subsidiary of the Company, from July 2001 until January 2003. From January 2001 to July 2001, Mr. Morgan was President and Chief Executive Officer of Transvision, Inc. Mr. Morgan served as President and Chief Operating Officer of eflatbed.com from February 2000 to January 2001, and was also Executive Vice President of Quadivius, Inc., the holding company for eflatbed.com, from August 2000 to January 2001. From November 1999 to February 2000, Mr. Morgan was principal of J. P. Morgan, Jr. Consulting. He served as President and Chairman of SONY Chemical Corporation of America from June 1994 to November 1999.
Kathryn A. Lamme	59	1998
Ms. Lamme has served as Vice President, General Counsel & Secretary of the Company since April 2002. From April 1998 to April 2002, she was Vice President, Secretary & Deputy General Counsel. Before April 1998, she was in private practice.
Donna L. Beladi	56	2000
Ms. Beladi has been Vice President, Chief Strategy Officer since September 2005. From January 2004 until September 2005, she was Vice President, Chief Marketing Officer. Between January 2000 and January 2004, she served as Vice President, Business Development.
Robert J. Crescenzi	55	2001
Mr. Crescenzi joined the Company in January 2001 as Vice President, Six Sigma. In January 2004, he became Vice President, Business Excellence. Prior to joining the Company, Mr. Crescenzi was the Vice President, Customer Satisfaction and Quality, for the Enterprise Services and Solutions Group, Compaq Corporation, from January 1998 to December 2000. He resigned from the company effective December 31, 2005.
Retirement Plans
   The Stanreco Retirement Plan is our qualified retirement plan. Prior to January 1, 2000, this Plan was funded in part by contributions from participants. After January 1, 2000, the Plan is funded entirely by Company contributions and investments earnings.
   The traditional formula of the Stanreco Retirement Plan covers plan participants hired before January 1, 2000, and the “pension equity plan” formula (“PEP”) which became effective January 1, 2000, covers employees hired after January 1, 2000, and employees hired before that date who elected to be covered under the PEP formula. Under the traditional formula, participants are eligible for a retirement benefit equal to a percentage of final average earnings. Accruals under the PEP formula were frozen December 31, 2004, and no employees hired after that date can participate in the Stanreco Retirement Plan.

   We have a Non-Qualified Retirement Plan which supplements the Stanreco Retirement Plan. It provides retirement benefits that would have been payable from the Stanreco Retirement Plan but for the limits imposed by the Tax Reform Act of 1986. We also have an Officers’ Supplemental Non-Qualified Plan which pays retirement benefits in addition to the Stanreco Retirement Plan and Non-Qualified Retirement Plan based on the number of years of credited service as an officer in excess of five years. Standard Register does not currently fund or contribute to either the Non-Qualified Retirement Plan or the Officers’ Supplemental Non-Qualified Plan, but does accrue for projected benefit expense annually for both plans, and pays benefits from general corporate assets.
Retirement Plan Tables 1(A), 1(B) and 2
   Table 1 shows the estimated annual retirement benefits payable from the Stanreco Retirement Plan and the Non-Qualified Retirement Plan to our employees for specified compensation levels and years of service. Table 1(A) shows the estimated benefits under the traditional formula. Table 1(B) shows estimated annual benefits at various retirement ages for the PEP formula, which is now frozen. The lump sum value of the PEP benefit increases at 4% per year. At retirement ages, it may be converted to an annuity based on current interest rates. The estimates below assume the conversion is based on 5% interest. Mr. Brown’s, Ms. Lamme’s, and Ms. Beladi’s benefits will be calculated under Table 1(A). Messrs. Rediker’s, Crescenzi’s, and Morgan’s benefits will be calculated under Table 1(B). Part of the estimated annual benefits on Table 1(A) include the return of and earnings on contributions made by employees during the time the Plan required employee contributions.
   Table 2 shows the estimated annual retirement benefits payable from the Officers’ Supplemental Non-Qualified Plan to officers based on compensation and years of officer service (in excess of five years). Mr. Crescenzi is not eligible for retirement benefits from the Officers’ Supplemental Non-Qualified Plan due to the fact he did not retire from the company. His retirement benefit will be calculated solely from Table 1(B). Current officer’s annual retirement benefit will be (i) the sum of the benefits from Tables 1(A) or 1(B), and Table 2, or (ii) 50% of the average of the highest five years of compensation, whichever is less.
TABLE 1(A)

Average of Five	Years of Credited Service
Highest Years of
Compensation	1	5	10	15	20	25	30	35

$200,000	$2,600	$13,000	$26,000	$39,000	$52,000	$65,000	$78,000	$91,000
300,000	3,900	19,500	39,000	58,500	78,000	97,500	117,000	136,000
400,000	5,200	26,000	52,000	78,000	104,000	130,000	156,000	182,000
500,000	6,500	32,500	65,000	97,500	130,000	162,500	195,000	227,500
600,000	7,800	39,000	78,000	117,000	156,000	195,000	234,000	273,000
700,000	9,100	45,500	91,000	136,500	182,000	227,500	273,000	318,500
800,000	10,400	52,000	104,000	156,000	208,000	260,000	312,000	364,000
900,000	11,700	58,500	117,000	175,000	234,000	242,500	351,000	409,500
1,000,000	13,000	65,000	130,000	195,000	260,000	325,000	390,000	455,000
1,100,000	14,300	71,500	143,000	214,500	286,000	357,500	429,000	500,500
1,200,000	15,600	78,000	156,000	234,000	312,000	390,000	468,000	546,000
TABLE 1(B)

	Retirement Ages

	55	60	62	65

Dennis L. Rediker	—	—	$11,862	$14,346
Joseph P. Morgan, Jr.	$3,856	$5,160	$5,832	$7,053
Robert J. Crescenzi	$2,715	$3,633	$4,107	$4,967

TABLE 2

Average of Five	Years of Officer Service in Excess of Five
Highest Years of
Compensation	1	5	10	15

$200,000	$6,100	$30,500	$61,000	$91,500
300,000	9,150	45,750	91,500	137,250
400,000	12,200	61,000	122,000	183,000
500,000	15,250	76,250	152,500	228,750
600,000	18,300	91,500	183,000	274,500
700,000	21,350	106,750	213,500	320,250
800,000	24,400	122,000	244,000	366,000
900,000	27,450	137,250	274,500	411,750
1,000,000	30,500	152,500	305,000	457,500
1,100,000	33,550	167,750	335,500	503,250
1,200,000	36,600	183,000	366,000	549,000
   With respect to the traditional formula, estimated annual benefits are based upon the assumption that the employee remains in the service of Standard Register until age 62. At age 62, the employee qualifies for the maximum retirement percentage benefit. Retirement before age 62 will result in actuarially reduced benefits. The estimated annual benefits are taxable income but are not subject to any deduction for social security benefits. No additional benefit can be earned from the Officers’ Supplemental Non-Qualified Plan after the sixteenth year of officer service.
   The table below shows the average of the highest five years of total compensation and the years of service and officer service earned to date for each executive officer listed in the Summary Compensation Table.

	Average of
	the Highest Five	Years of	Years of
	Years of	Credited	Officer
Name	Total Compensation	Service	Service

Dennis L. Rediker	$801,420	6	6
Craig J. Brown	$569,077	31	19
Joseph P. Morgan, Jr. (1)	$264,710	5	5
Kathryn A. Lamme	$243,826	8	8
Donna L. Beladi	$194,969	9	6
Robert J. Crescenzi	$230,252	5	5

(1)	Mr. Morgan’s service as President and CEO of the Company’s wholly owned subsidiary, SMARTworks, LLC, is counted for purposes of the retirement plans.
Mr. Rediker’s Employment Contract
   The Company has an employment contract with Mr. Rediker which supplements his benefits under the plans described above, in order to ensure that Mr. Rediker receives annual retirement benefits equal to a percentage of the average of base salary paid to him in his final three years of employment. The percentage specified in the contract ranges from 35% of average base salary, to a maximum of 50% of average base salary depending on length of service. Mr. Rediker has served as Chief Executive Officer a sufficient number of years to qualify for supplemental retirement benefits totaling 50% of his average annual base salary. The contract provides that retirement benefits which Mr. Rediker receives from prior employment with other companies, shall be netted against Standard Register’s obligation to pay 50% of average annual base salary. The contract also contains a “change in control” feature which entitles Mr. Rediker to one year of compensation, including base salary, bonus and the value of non-cash benefits, in the event a change in ownership of the company results in termination of his employment or less favorable terms of employment.

Stock Option Tables
   Options to purchase common stock of Standard Register for each executive officer listed in the Summary Compensation Table are as follows:
Option Grants During 2005

					Potential Realizable
		% of			Value at Assumed
	Number of	Total Options			Annual Rate of Stock
	Shares	Granted to			Price Appreciation for
	Underlying	Employees	Exercise		Option Term
	Options	in	Price	Expiration
Name	Granted	2005	(per share)	Date	5%	10%

Dennis L. Rediker	44,100	11.5%	$12.89	02/23/2015	$357,495	$905,961
Craig J. Brown	16,700	4.4%	12.89	02/23/2015	135,378	343,074
Joseph P. Morgan, Jr.	10,900	2.8%	12.89	02/23/2015	88,360	223,922
Kathryn A. Lamme	14,800	3.9%	12.89	02/23/2015	119,975	304,041
Donna L. Beladi	8,400	2.2%	12.89	02/23/2015	68,094	172,564
Robert J. Crescenzi	3,800	1.0%	12.89	02/23/2015	30,805	78,065
   Options to purchase common stock of Standard Register exercised in 2005 for each executive officer listed in the Summary Compensation Table are as follows:
Aggregated Option Exercises in 2005
and Fiscal Year-End Option Values

			Number of Shares
			Underlying	Value of Unexercised
	Shares		Unexercised	In-the-Money Options
	Acquired		Options at 1/1/06	at 1/1/06
	on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

Dennis L. Rediker	0	0	66,870/44,100	$64,275/128,772
Craig J. Brown	0	0	200,465/16,700	144,963/48,764
Joseph P. Morgan, Jr.	0	0	45,100/10,900	0/31,828
Kathryn A. Lamme	0	0	44,500/14,800	29,365/43,216
Donna L. Beladi	0	0	51,190/8,400	24,445/24,528
Robert J. Crescenzi	0	0	47,755/0	4,995/0
AUDIT COMMITTEE REPORT
   The Audit Committee is responsible for monitoring and assuring the integrity of Standard Register’s financial reporting process. It accomplishes this function by assessing the internal accounting and auditing practices of the Company, and the independent auditor’s fulfillment of its role in the financial reporting process. The board of directors adopted a written charter for the Audit Committee in April 2000 further describing the role of the Committee. This Charter is reviewed annually by the Audit Committee and the review is reported to the board of directors. The Audit Committee Charter may be accessed on the Company Web site, www.standardregister.com, as indicated below.
   The Audit Committee held eleven meetings in 2005. Mr. Hudson is Chairman of the Audit Committee. Messrs. Clarke and Schiff, and Ms. Scavullo are the other members.
   The Audit Committee in 2005 conducted an annual self-assessment of its overall operating effectiveness. The results of this self-assessment were analyzed and discussed by Audit Committee members in an effort to improve the overall quality of corporate governance and financial oversight provided to the Company.
   The board of directors has determined the members of its Audit Committee meet the independence and financial literacy requirements of the New York Stock Exchange. In addition, the board has determined that one member in particular satisfies the “Audit Committee financial expert” qualifications contained in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. Specifically, the board has concluded that Audit Committee Chairman Sherrill W. Hudson qualifies as an Audit Committee financial expert given his 37-year career with Deloitte & Touche, a firm of certified public accountants. Mr. Hudson’s experience with respect to audits of financial statements of publicly held companies, internal controls, application of GAAP and audit committee functions, and his independence as a board member, meet the criteria for “Audit Committee financial expert” established by the board in conformity with the regulations and New York Stock Exchange Listing Standards.

   During 2005, the Audit Committee reviewed interim quarterly financial statements with management and the independent auditors. This review was conducted prior to filing of the Company’s 10-Q reports containing the respective interim quarterly financial statements. In addition, the Committee reviewed and discussed the 2005 year-end audited financial statements with executive management, including the chief financial officer, and the independent auditors. This review took place prior to publication of the audited financial statements in the 10-K filing and annual report to shareholders. Each review was conducted with the understanding that management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for examining the statements.
   In further discharge of its responsibilities, the Audit Committee met with the independent auditors, both in the presence of management and privately. The Committee and independent auditors discussed those matters described in Statement of Auditing Standards No. 61, “Communication with Audit Committee.” These discussions included review of the scope of the audit performed with respect to the Company’s financial statements. The Company’s internal auditor also met with the Committee to review the effectiveness of the Company’s internal controls and the internal auditor’s responsibilities in that regard, and other compliance and audit matters. The Company has maintained an internal audit function for many years. In addition, the Committee conducted regular private meetings with General Counsel, and with management, including the chief financial officer and corporate controller.
   The Audit Committee received and discussed periodic reports of management and the internal auditor, with respect to design and assessment of the Company’s internal controls over the financial reporting process. The Committee further received and discussed the report of the independent auditors with respect to their audit of internal controls over financial reporting performed by the independent auditors in conjunction with the audit of the company’s financial statements, as set forth in Public Company Accounting Oversight Board Auditing Standard No. 2.
   The Audit Committee received the independent auditor’s written statement required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” This written statement described any relationships between the independent auditors and the Company that may reasonably be thought to bear on independence. Following receipt of this written statement and discussions of the matters described in it, the Committee was satisfied as to the auditor’s independence.
   Based upon the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K, for fiscal year ending January 1, 2006, for filing with the Securities and Exchange Commission.
   The Audit Committee recommended, and the board adopted, the Company’s Code of Ethics and re-emphasized that directors, and all Company employees, including principal executive officers and senior financial officers, are subject to the letter and spirit of the Code. The Code of Ethics covers such topics as conflicts of interest, confidentiality, compliance with legal requirements, and other business ethics subjects. It has been distributed to all employees and is made available on the Company’s Web site, www.standardregister.com, by clicking on the “About SR” section. The Code of Ethics link appears in the left column, as does the link to the Committee’s Charter. Printed copies of the Code of Ethics are available by contacting the Corporate Secretary’s office, 600 Albany Street, Dayton, Ohio 45408.
   The Audit Committee has established procedures for the receipt, retention and investigation of complaints regarding accounting, internal accounting controls or auditing matters. Any interested person may contact the Audit Committee directly through the Company’s external Web site by clicking on “About SR” then “Corporate Governance” and following the link to contact the Audit Committee. Company employees may contact the Audit Committee, anonymously if they wish, through a toll-free telephone number linked to a third party who will record complaints related to accounting and auditing matters and forward such complaints directly to the Audit Committee.

FEES TO INDEPENDENT AUDITOR	FY 2005	FY 2004

Audit Fees	$954,300	$1,056,000
Audit-Related Fees	64,800	71,500
Tax Fees	7,000	7,000
All Other Fees	0	0

Total Fees	$1,026,100	$1,134,500

   The Audit Committee has adopted a procedure for pre-approval of all fees charged by Battelle & Battelle, LLP, the company’s independent auditors. Under the procedure, the Audit Committee approves the engagement letter with respect to audit and review services, and the minimal tax fees noted on the table above. Audit-related, tax fees beyond the minimal amount in the engagement letter, and other fees are subject to pre-approval by the entire Committee, or, in the period between meetings, by a designated member of the Audit Committee. Any such approval by the designated member is disclosed to the entire Audit Committee at the next meeting. All audit-related and tax fees paid to Battelle & Battelle, LLP, with respect to the 2005 audit year were pre-approved by the Audit Committee.
   The category of audit fees includes the audit of Standard Register’s annual consolidated financial statements, the audit of internal control over financial reporting, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Battelle & Battelle, LLP, in connection with statutory and regulatory filings or engagements.
   Audit-related fees consist of assurance and related services provided by Battelle & Battelle, LLP, that were reasonably related to the performance of the audit or review of our financial statements. It included fees billed in 2005 and 2004 for the audit of our benefit plans and accounting consultation. The audit-related fees are for services generally required to be performed by Battelle & Battelle, LLP, because they follow upon and are linked to Battelle & Battelle, LLP’s audit of the Company’s consolidated financial statements.
   Tax fees consist of professional services performed by Battelle & Battelle, LLP for tax consultation in both 2005 and 2004.
   The Audit Committee has determined that the provision of audit-related and tax services by Battelle & Battelle, LLP, is compatible with maintaining such firm’s independence.
The Audit Committee:
Sherrill W. Hudson (Chairman)
F. David Clarke, III
Ann Scavullo
John J. Schiff, Jr.
COMPENSATION COMMITTEE REPORT
   The Compensation Committee of the board of directors is composed solely of independent directors, none of whom have any interlocking relationships with Standard Register that are subject to disclosure under the rules of the SEC relating to proxy statements. The Compensation Committee has the overall responsibility for determining specific compensation levels for executive officers and bonuses for executive officers and certain other employees. The Compensation Committee administers the following plans:

•	Standard Register’s 1995 Stock Option Plan (the “Stock Option Plan”) as approved by the shareholders on April 17, 1996

•	The Standard Register 2002 Equity Incentive Plan (the “Equity Incentive Plan”), as approved by the shareholders on April 17, 2002

•	Management Incentive Compensation Plan (“Incentive Plan”) as approved by the shareholders on April 16, 1997, and amended by the shareholders on April 17, 2002

•	The Deferred Compensation Plan, and

•	The Officers’ Supplemental Non-Qualified Retirement Plan.
   The Compensation Committee held nine meetings in 2005. Mr. Clarke is Chairman of the Compensation Committee. Messrs. Begley, Hudson, and Sherman, and Ms. Scavullo are the other members.
   Along with the full board of directors, the Compensation Committee in 2005 took part in an annual assessment of its overall operating effectiveness. As part of this assessment, members evaluated the Compensation Committee’s performance and contributions, and held a thorough discussion of the results of the survey in an effort to improve the overall quality of corporate governance provided to the Company.
   In 2005, the Committee adopted Guiding Principles for Executive Compensation, which codified the framework under which the Committee will continue to analyze and establish executive pay and incentives. The Guidelines address overall philosophy, compensation positioning and mix, competitive context, performance measurement, and other factors.
   Standard Register’s fundamental objective is the creation of sustainable shareholder value, through both stock price appreciation and maintenance of the company’s dividend. The Compensation Committee’s key charge is, therefore, to establish an executive compensation program that serves this objective. The Compensation Committee believes that the interests of management and shareholders can be most closely aligned by providing executives with market-competitive and internally fair levels of compensation that link executive pay to overall corporate performance and strategy.
   As such, the Compensation Committee has adopted a multi-step method of determining executive officer pay levels. First, as is common practice among many public companies, it identifies the “market” values of total compensation and individual components of pay, e.g., base salaries, annual incentives, and long-term incentives. This market has been defined by the Compensation Committee as a comparator group of companies comprised of companies at or near Standard Register’s size in the general industry, companies that are talent competitors, companies in Standard Register’s industry, and companies of similar size with similar business characteristics to Standard Register.
   Second, the Compensation Committee assigns to each executive officer role (not the incumbent himself or herself) a rating evaluating strategic value to the Company. In doing so, the Compensation Committee is indicating the degree to which a certain role either maintains, enables, or optimizes Standard Register’s ability to meet its financial targets and strategic objectives. Pay for executive officer roles is targeted between the 35th and 75th percentiles of the competitive market based on this assessment of strategic value.
   Finally, the Compensation Committee receives the evaluation of the Chief Executive Officer with respect to the performance of each incumbent officer. The Committee performs its own evaluation of the Chief Executive Officer.
   The Compensation Committee retains the counsel of an independent executive compensation consulting firm in the design and implementation of this method of determining pay levels. The Compensation Committee works with its outside advisor to determine the relevant market for the Company’s executive talent, link the appropriate drivers of successful strategy execution to executive pay levels, and set such pay levels to be both market-competitive and internally appropriate. The Committee has retained the counsel and services of this independent advisor with respect to incentive plan design and other related areas as well.
   The compensation system developed by the Compensation Committee has been designed so that a relatively high percentage of total compensation is incentive-based. The Stock Option Plan and Equity Incentive Plan are designed to base a portion of the executive officers’ compensation upon the total return to shareholders of Standard Register’s stock. The Incentive Plan is designed to provide rewards to executives for hitting key financial objectives.
   All executive compensation for 2005 was fully deductible for federal income tax purposes.
Base Compensation
   Executive officers’ salaries are reviewed and approved annually by the Compensation Committee. Salaries for each executive officer, including the Chief Executive Officer, are set at levels deemed by the Compensation Committee to be reasonable and fair, and reflective of both the importance of the role and individual performance. This includes a review of competitive industry practices, role criticality, individual job responsibilities, level of experience, and job performance. Job performance is judged on both a subjective and objective basis, the latter measured against objectives agreed upon at the outset of the year. At the request of executive management, the Committee made no base salary adjustments to officers for 2005, with the exception of Ms. Lamme, whose base salary was increased when she assumed responsibility for Human Resources as well as the Legal Department. Executive management made this request taking into account the Company’s situation and recent performance.
   In general, in years when executive officer salary adjustments are considered, the Compensation Committee’s objective is to set and maintain levels of pay that are internally equitable and sufficient to attract and retain talented executives. As one input to the process of establishing salaries, the Compensation Committee’s outside executive compensation consulting firm compiles and analyzes competitive pay levels. These competitive pay levels of officer salaries and bonus levels are established via the comparator group.
   As discussed above, in order to help establish internally equitable and appropriate levels of pay, the Compensation Committee sets executive salary levels commensurate with each role’s expected contribution to the advancement of Standard Register’s overall business strategy. Further, the Compensation Committee will take into account the performance evaluation made by Mr. Rediker with respect to each non-CEO executive. Over the last two years, the Compensation Committee has targeted executive salaries at levels between the 35th and 75th percentiles of the competitive market salary values. For 2005, most of the executive officer salaries were between the 50th and 75th percentile. The data from these groups is compiled to arrive at a market value for each of the executive officers. Mr. Rediker’s base salary for 2005 was also positioned consistent with this philosophy. However, Mr. Rediker declined to be considered for a salary increase in 2005. For further detail on Mr. Rediker’s compensation, see section entitled “Compensation of the Chief Executive Officer.”

Incentive Compensation
   The Compensation Committee administers the Incentive Plan, which became effective January 1, 1997. Six employees were covered by the Incentive Plan in 2005. The Compensation Committee selects the participants, determines the amount and terms of each incentive award and decides whether the award shall be made available in cash, Standard Register stock, or a combination of the two. The Incentive Plan, and its amendment, was approved by the shareholders, so as to preserve the tax-deductibility offered under Section 162(m) of the Internal Revenue Code for incentive compensation.
   Incentive awards to the Incentive Plan participants are subject to objective performance goals established by the Compensation Committee. Goals are adjusted from year to year depending on the relevant business focus of the Company for the year. The Compensation Committee certifies to the board of directors each year the extent to which the performance objectives have been achieved.
   The Compensation Committee adopted performance goals to measure short-term executive performance in 2005. At the recommendation of executive management, the target bonus for plan achievement was set at one-half the percentage of base salary that the Committee had previously determined was competitive and reasonable. This reduced the bonus potential for executive officers. The primary measure was earnings on operations, as adjusted for items such as impairment, restructuring and pension amortization. The Compensation Committee required that a threshold level of earnings per share be attained in order for any incentive awards to be earned by executives in 2005. This threshold level was attained and exceeded, resulting in the incentive awards listed in the Summary Compensation Table.
Stock Options and Stock Awards
   The Compensation Committee also administers the Stock Option Plan, which became effective October 19, 1995, and the Equity Incentive Plan, which was approved by shareholders on April 17, 2002. The Stock Option Plan expired in December 2005. No further grants will be made from this Plan. Approximately 175 employees were granted options under the Stock Option Plan in 2005. Forty-one employees were granted stock awards in 2005. The objectives of the Stock Option Plan and Equity Incentive Plan are to focus executive officers and certain key employees of Standard Register to increase the long-term value of Standard Register’s common stock by granting stock options and stock awards. The Stock Option Plan and Equity Incentive Plan also align the interests of participants with those of Standard Register’s shareholders. Dividends are paid to grantees of restricted stock during the restricted period, and grantees may vote these shares.
   The Stock Option Plan provides that options may be granted either as incentive stock options or as non-qualified stock options. Options may be granted for varying terms of from one to ten years. Options generally do not become exercisable until one year from the date of grant. Thereafter, the right to exercise options vests either: (a) in accordance with a schedule established at the time of grant, generally at a rate of 25% per year, cumulative to the extent not exercised in prior periods; or (b) on a schedule determined by achievement of specific performance factors. The exercise price for incentive stock options must be at least 100% of the last sale price on the exchange on which the stock is trading on the last trading day prior to the date of grant (“fair market value”) with a further exception that incentive options granted to persons owning more than 10% of the outstanding voting securities of Standard Register be a least 110% of such sale price.
   In an effort to further focus executives’ efforts on the Company’s results, and continue to align executives’ and shareholder interests, the Compensation Committee made awards of performance-based restricted stock in addition to stock options in early 2005 to executive officers. The grants were part of a three-year cycle, with the value of the grants split 60%/40% between performance restricted shares and stock options. The target value of these grants, taken together with the expected value of the 2005 stock option awards, is intended to provide each executive officer with the grant size determined appropriate based on the assessment of market and internally strategic value. The Compensation Committee has set the vesting of the performance-based restricted stock awards to be contingent upon the achievement of pre-established three-year corporate operating earnings targets. Portions of an individual’s award may vest earlier than 2007 if the operating earnings targets are achieved prior to that year. No grants have vested to date. In the event the goal is not met by the end of the 2007 budget year, the grants are forfeited.
   Grants of stock options were made to executive officers in February 2005. All were granted at the fair market value and with a vest schedule of 25% upon each of the first four anniversaries of the grant date. The term of these options is ten years.

Compensation of the Chief Executive Officer
   Mr. Rediker informed the Committee prior to its December 2004 meeting of his desire that the Committee not consider granting him a salary increase for 2005. This request was made in light of Mr. Rediker’s evaluation of the Company’s 2004 financial and operating results. Thus, Mr. Rediker’s salary was kept constant at its then-current level of $700,000 per year, which was consistent with its 2002, 2003 and 2004 levels.
   With respect to setting Mr. Rediker’s total compensation, including incentive and stock awards, the Committee does not assign an internal value to his role. The Committee considers the role of President and CEO, unlike the roles of other executive officers, to have an intrinsically critical value that cannot strictly be measured against the internal value of other members of senior management. In establishing Mr. Rediker’s compensation, the Compensation Committee took into account many factors, including the financial performance of the company, an assessment of his overall performance as a manager and leader, and the external market for chief executive officer compensation.
   Incentive Compensation: For the fiscal year 2005, Mr. Rediker’s target bonus (as a percentage of his base salary) was set at 37.5, which was half the normal competitive level previously determined by the Committee. The reduced target was set at Mr. Rediker’s request. The Company met threshold levels for payment of incentive compensation, resulting in the payment to Mr. Rediker as disclosed in the Summary Compensation Table.
   Stock awards: Mr. Rediker was granted restricted stock and stock options as long-term incentive. Vesting of the restricted stock is subject to performance measures, as described in the section “Stock Options and Stock Awards” above.
Benefits and Perquisites
   The Compensation Committee has endeavored to adhere to a high level of propriety in managing executive benefits and perquisites. The Company does not provide for any type of permanent lodging or personal entertainment for any executive officer or employee, and the Company’s health care and benefit programs offer substantially the same advantages to all full-time employees. The Committee has established cash perquisite accounts of $18,000 for officers, including executive officers, to be used for club memberships, car expense, financial and tax planning and the like.
The Compensation Committee:
F. David Clarke, III (Chairman)
Roy W. Begley, Jr.
Sherrill W. Hudson
Ann Scavullo
John Q. Sherman, II
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT
   The Corporate Governance and Nominating Committee assists the board in defining board roles and developing processes to optimize board functioning. It also studies and recommends adoption by the board of directors of corporate governance processes intended to comply with applicable legal, regulatory and listing standard requirements. In addition, the Committee oversees the Company’s succession planning process and director nomination process. The Corporate Governance and Nominating Committee met four times in 2005. Mr. Begley is Chairman of the Corporate Governance and Nominating Committee and Ms. Scavullo and Mr. Sherman are the other members.
   In 2005, the Committee provided leadership to the board of directors and other committees in performing annual self-assessments. These self-assessments gave the board and Committees insight into how they are performing their roles in the corporate governance process. The Corporate Governance and Nominating Committee conducted an assessment of its own performance as part of this process.
   The Committee assisted the board of directors in assessing the independence status of all directors. Using the “Independence Criteria” adopted by the board in conformity with New York Stock Exchange Listing Standards, as amended, the Committee recommended and the board adopted findings with respect to the independence of each director. Directors Roy W. Begley, Jr., F. David Clarke, III, Sherrill W. Hudson, Ann Scavullo, John J. Schiff, Jr., and John Q. Sherman, II, were determined to be independent. Chairman Paul H. Granzow and CEO Dennis L. Rediker were considered not independent since they are employees of the Company.
   The Corporate Governance and Nominating Committee, and the board of directors, in performing their director-nomination function, identify director candidates from a range of sources. Primary among these sources are recommendations from current directors and major shareholders. The board has not engaged a third party to assist in the director nomination process, and has paid no fees in that regard.

   Director candidates are evaluated by reference to criteria such as integrity, candor, judgment, skills, and experience with respect to the industry in which the company operates, leadership, strategic understanding, and independence. These factors are considered in the context of the current composition of the board. A candidate is evaluated against these criteria regardless of the source of the recommendation.
   The policy of the Committee and board is to consider recommendations for director candidates from any interested party, especially shareholders. Shareholders who wish to recommend a director candidate should submit the recommendation in writing addressed to The Standard Register Company Corporate Governance and Nominating Committee, in care of the Corporate Secretary, 600 Albany Street, Dayton, Ohio 45408. The communication should state the name of the candidate, his or her qualifications, and contact information for the shareholder and candidate. The submission of shareholder candidates must be received by the Corporate Secretary by November 17, 2006, for consideration in the 2007 director nomination process.
   The Company’s directors all stand for election or reelection at each annual meeting of shareholders. Directors make every effort to attend the annual meetings, and, in fact, all directors have been in attendance at the last three annual meetings of shareholders. While the board does not have a formal “policy” in this regard, its clear practice is for all directors to be present at the annual meeting of shareholders.
   The board is always receptive to communications from shareholders. Shareholders wishing to communicate with the board of directors may send communications to The Standard Register Company Board of Directors, in care of the Corporate Secretary, 600 Albany Street, Dayton, Ohio 45408. Shareholders may also communicate with the presiding director of the non-management meetings of the board by sending such communications to the Corporate Secretary. The board has selected director John Q. Sherman, II, to preside at the meetings of non-management directors to be held in 2006. All communications to the board or to Mr. Sherman will be copied and forwarded by the Corporate Secretary.
   Shareholders and investors may also communicate with the presiding director of non-management meetings of the board and with the Audit Committee through the company’s Web site, www.standardregister.com, at the “About SR” section by clicking on “Corporate Governance.” The charters of all Committees, the Corporate Governance Guidelines, and the Code of Ethics may also be accessed on the company’s Web site at the “About SR,” “Corporate Governance” section. Printed copies of Committee Charters, the Corporate Governance Guidelines, and the Code of Ethics are available upon request by contacting the Corporate Secretary’s office, 600 Albany Street, Dayton, Ohio 45408.
The Corporate Governance and Nominating Committee:
Roy W. Begley, Jr. (Chairman)
Ann Scavullo
John Q. Sherman, II
Certain Transactions
   John Q. Sherman, a director of the Company, has represented A. Rifkin Company as an independent manufacturer’s representative since 1985. A. Rifkin Company supplies certain security bag products to the banking industry. One of the customers to which Mr. Sherman represented A. Rifkin Company from 1985 to 2005 was The Fifth Third Bank (“Fifth Third”). Fifth Third’s trust department holds shares in the Company as disclosed in the “Voting Securities and Principal Holders” table. Fifth Third was a customer of A. Rifkin Company for many years prior to 1985, as well. In 2005, A. Rifkin Company’s revenue from Fifth Third was approximately $177,000, on which Mr. Sherman received a sales commission. In 2004, Mr. Sherman also began to directly sell certain transfer cases to Fifth Third, under a written agreement that runs through August 2007. In 2005, these direct sales resulted in approximately $32,600 of gross revenue to Mr. Sherman.
   In October 2005, the Company’s contracted with Fifth Third to provide a broad range of services to Fifth Third, including purchasing, inventory management, fulfillment, distribution and other services in addition to its traditional role of supplying printed materials. As part of this expanded relationship, the Company assumed responsibility for sourcing and purchasing for Fifth Third the products provided by both A. Rifkin Company and Mr. Sherman. In late 2005, therefore, the Company began to purchase these items from A. Rifkin Company and Mr. Sherman for resale to Fifth Third. In future years, the resulting revenues and commissions to Mr. Sherman from the Company are expected to continue in approximately the same amounts.
   The Company sells Fifth Third printed products, banking documents, and services, in the ordinary course of business and on terms and conditions similar to those offered other Company customers.

PERFORMANCE GRAPH
   The following performance graph presents our cumulative total shareholder return on our common stock from December 31, 2000, to each of the years ending 2001, 2002, 2003, 2004 and 2005. Each year’s ending value is calculated as follows:
   (i) the sum of

(a) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented, and

(b) the difference between our share price at the end and beginning of the periods presented is divided by
   (ii) the share price at the beginning of the periods presented.
   The cumulative shareholder return is then compared with that for a published industry index, and a broad equity market index.
   The Company uses the S&P SmallCap 600 Industrial Index and the S&P 500 Index. There were 106 companies in the S&P 600 Industrial Index on December 30, 2005, including Standard Register.

	2000	2001	2002	2003	2004	2005

Standard Register	1.00	1.37	1.38	1.36	1.22	1.46

S&P 500 Index	1.00	0.88	0.69	0.69	0.88	1.03

S&P SmallCap 600 Industrial Index	1.00	1.04	.92	1.21	1.54	1.74

Independent Auditors
   A representative of Battelle & Battelle, LLP, Certified Public Accountants, and our auditors for 2005, will be present at the annual meeting. The representative will have an opportunity to make a statement to the shareholders and will be available to respond to appropriate questions.
   The board of directors does not intend to present any other proposals for action by the shareholders at the annual meeting and has not been informed that anyone else intends to present any other proposal for action by the shareholders at the annual meeting.

OTHER MATTERS
Solicitation Expenses
   The Company will pay the costs to solicit proxies. These costs include the expenses of brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries. These are the only contemplated expenses of solicitation.
Shareholder Proposals for 2007 Annual Meeting
   Any proposal of a shareholder intended for inclusion in our proxy statement and proxy for the 2007 annual meeting of shareholders must be received by our Secretary at 600 Albany Street, Dayton, Ohio 45408, on or before November 17, 2006. The 2007 annual meeting of shareholders will be held on April 26, 2007. The form of proxy we distribute for the 2007 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the 2007 annual meeting (other than by management) if we do not receive notice of that matter at 600 Albany Street, Dayton, Ohio 45408, prior to February 1, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

Kathryn A. Lamme
Vice President, General Counsel
& Secretary
Dayton, Ohio
The Standard Register Company
Annual Meeting of Shareholders
The Standard Register Company
600 Albany Street
Dayton, Ohio 45408
April 27, 2006
11:00 a.m. Eastern Daylight Savings Time

[STANDARD LOGO]
THE STANDARD REGISTER COMPANY
600 ALBANY STREET
DAYTON, OH 45408

AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Standard Register Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Standard Register Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NAME
STANDARD REGISTER CO
STANDARD REGISTER CO
STANDARD REGISTER CO
STANDARD REGISTER CO
STANDARD REGISTER CO
STANDARD REGISTER CO
STANDARD REGISTER CO
STANDARD REGISTER CO
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	STAND1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE STANDARD REGISTER COMPANY

Vote On Directors
02
           0000000000           214748596499

1.	Election of Eight Directors

(01)	Roy W. Begley, Jr.	(05)	Dennis L. Rediker
(02)	F. David Clarke, III	(06)	Ann Scavullo
(03)	Paul H. Granzow	(07)	John J. Schiff, Jr.
(04)	Sherrill W. Hudson	(08)	John Q. Sherman, II

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

2.	According to their best judgment on any and all matters as may properly come before the meeting or any adjournments thereof. The Board of Directors does not know of any other matter to be brought before the Annual Meeting other than the one described above.

Mark box at right if address change/comments have been noted on the reverse side of this card.
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

Please be sure to sign and date this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date

P24880

123,456,789,012
853887107
46

Signature (Joint Owners)	Date

THE STANDARD REGISTER COMPANY
Proxy for Annual Meeting of Shareholders – April 27, 2006
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned, a shareholder of The Standard Register Company (the “Company”) hereby appoints DENNIS L. REDIKER and PAUL H. GRANZOW (“Appointed Proxies”), each with full power to substitute or act alone, to vote, cumulatively or otherwise (the action of a majority of these present to control), with respect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held April 27, 2006, and at any adjournments thereof, upon the matters listed on the reverse side hereof.
     THE APPOINTED PROXIES WILL VOTE FOR THE MATTER SET FORTH ON THE REVERSE SIDE, WHICH IS MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED ON THE REVERSE SIDE, IN WHICH CASE, THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation this signature should be that of an authorized officer who should state his or her title.

ADDRESS CHANGE/COMMENTS:
(IF YOU NOTED ANY ADDRESS CHANGE/COMMENTS ABOVE,
PLEASE CHECK APPROPRIATE BOX ON THE REVERSE SIDE.)